United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 24, 2008

Prospect Medical Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-32203	33-0564370
(Commission File Number)	(IRS Employer Identification No.)

400 Corporate Pointe, Suite 525
Culver City, California	90230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 338-8677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On April 24, 2008, Prospect Medical Holdings, Inc. (the “Company”), a Delaware corporation and Prospect Medical Group, Inc. (“Prospect Medical Group”), a California professional corporation affiliated with the Company (collectively, the “Prospect Parties”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), with Greater Midwest, a Nevada corporation (“Greater Midwest”), Sierra Medical Group Holding Company, Inc., a California professional corporation (“Heritage PC”) and Richard Merkin, M.D. (“Shareholder”), as the owner of 100% of the issued and outstanding stock of Greater Midwest and Heritage PC (collectively, the “Heritage Parties”).

The Stock Purchase Agreement provides for the sale by the Company to Greater Midwest of all of the outstanding stock of Sierra Medical Management, Inc. (“SMM”), a Delaware corporation, and for the sale by Prospect Medical Group to Heritage PC of all of the outstanding shares of certain California professional corporations, each of which is an independent practice association to which SMM provides management and administrative services under long-term management agreements (collectively, with SMM, the “AV Entities”).  The Stock Purchase Agreement also provides for the Prospect Parties to enter into a non-competition agreement in the Antelope Valley region of Los Angeles County for the benefit of the Heritage Parties.

Pursuant to the Stock Purchase Agreement, the Prospect Parties will receive the following consideration from the Heritage Parties:

1)             $1,000,000 in cash prior to closing in the form of non-refundable deposits upon the satisfaction of certain due diligence milestones;

2)             $7,000,000 in cash payable at closing;

3)             An amount (“Balance Sheet Adjustment Amount”) equal to (x) $2,000,000, less (y) the difference between the aggregate current liabilities of the AV Entities as of the closing date and the aggregate current assets of the AV Entities as of the closing date.  The Balance Sheet Adjustment Amount will be payable approximately sixty days following the closing date; and

4)             An amount (“IBNR Adjustment Amount”) equal to the difference between (x) the IBNR reserve set forth on the closing date balance sheet of the AV Entities and (y) IBNR claims paid on or after the closing date by the AV Entities for dates of service prior to the closing date.  The IBNR Adjustment Amount will be payable approximately two years following the closing date.

The Company’s transaction costs, including related severance payments, will be paid out of the proceeds of the transaction.

The closing of the transactions contemplated by the Stock Purchase Agreement is subject to certain customary conditions, including the satisfactory completion of due diligence on the part of the Heritage Parties.

According to a Schedule 13G dated May 17, 2007 as filed by Shareholder with the Securities and Exchange Commission, Shareholder is the holder of 607,400 shares of the Company’s common stock (representing approximately 5.3% of the Company’s currently issued and outstanding common stock).  Shareholder has no other relationship with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Medical Holdings, Inc.

	By:	/s/ MIKE HEATHER
Mike Heather, Chief Financial Officer

Dated: April 30, 2008